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                 QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

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                                                                       THREE MONTHS
                                                                    ENDED SEPTEMBER 30
                                                                   1997          1996
                                                                   ----          ----
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                 PRIMARY
                 Average shares outstanding                       74,212       73,044
                 Net effect of dilutive stock options based
                     on the treasury stock method using
                     average market price                          2,826        2,120
                                                                 -------      -------
                       Totals                                     77,038       75,164
                                                                 =======      =======

                 Net income                                      $21,361      $17,526
                                                                 =======      =======
                 Net income per common share                     $  0.28      $  0.23
                                                                 =======      =======


                 FULLY DILUTED
                 Average shares outstanding                       74,212       73,044
                 Net effect of dilutive stock options based
                    on the treasury stock method using
                    the higher of ending or average market
                    price                                          2,948        2,124
                                                                 -------      -------
                        Totals                                    77,160       75,168
                                                                 =======      =======

                 Net income                                      $21,361      $17,526
                                                                 =======      =======

                 Net income per common share                     $  0.28      $  0.23
                                                                 =======      =======

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